As Filed with the Securities and Exchange Commission on June 28, 2001
      ---------------------------------------------------------------------

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TRIMERIS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                       56-1808663
          (State of Incorporation) (IRS Employer Identification Number)

         4727 University Drive, Suite 100, Durham, North Carolina 27707
                    (Address of Principal Executive Offices)

                                 (919) 419-6050
              (Registrant's telephone number, including area code)

                                 TRIMERIS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                          ----------------------------

                              Dr. Dani P. Bolognesi
              Chief Executive Officer and Chief Scientific Officer
                                 Trimeris, Inc.
                        4727 University Drive, Suite 100
                          Durham, North Carolina 27707
                                 (919) 419-6050
            (Name, address and telephone number of agent for service)
                          ----------------------------

                                    Copy to:
    John B. Watkins, Esquire              Loryn C. Nembirkow
    Wilmer, Cutler & Pickering            Legal Counsel and Assistant Secretary
    2445 M Street, N.W.                   Trimeris, Inc.
    Washington, DC  20037                 4727 University Drive, Suite 100
    (202) 663-6000                        Durham, North Carolina 27707
                                          (919) 419-6050
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

                                                      Proposed               Proposed
       Title of                                        Maximum                Maximum
      Securities                Amount                Offering               Aggregate              Amount of
         to be                   to be                  Price                Offering             Registration
      Registered             Registered(1)            Per Share              Price (2)               Fee(2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,                    750,000 shares       $78.50               $ 35,050,693                 $8,763
par value $0.001 per
share

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary pursuant to the Trimeris, Inc. Amended and Restated Stock Incentive Plan (the "Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event as provided under the terms of the Plan.

(2) In accordance with Rule 457(h) and Rule 457(c), the maximum aggregate offering price and the amount of the registration fee are computed on the basis of (a) for 329,147 shares not yet subject to options, $45.51, the average of the high and low prices reported in the Nasdaq Stock Market on June 27, 2001, and
(b) for granted options for 420,853 shares, the actual exercise prices specified in those granted options (which range from $78.50 to $29.00).

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

         Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 750,000 shares of common stock of the Registrant under the Trimeris, Inc. Amended and Restated Stock Incentive Plan. Shares of common stock were previously registered for issuance under the Plan on Form S-8 Registration Statements No. 333-44145, No. 333-66401 and No. 333-90377 filed with the Commission on or about January 12, 1998, October 30, 1998, and November 4, 1999 respectively. Pursuant to General Instruction E and except as set forth below, the contents of the Registrant's Form S-8 Registration Statements No. 333-44145, No. 333-66401, and No. 333-90377 are incorporated herein by reference.



                                     PART II

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock offered hereby will be passed upon for Trimeris by Loryn C. Nembirkow, Legal Counsel and Assistant Secretary of Trimeris. Ms. Nembirkow is a full-time employee of Trimeris and owns an aggregate of 9,328 shares of and options to purchase shares of the common stock of Trimeris.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, County of Durham, State of North Carolina on June 28, 2001.

                         TRIMERIS, INC.


                         /s/ Dani P. Bolognesi
                         -----------------------------------------------------
                         Dani P. Bolognesi
                         Chief Executive Officer and Chief Scientific Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dani P. Bolognesi or Timothy J. Creech his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on this 28th day of June, 2001.


         Signatures                                                             Title
         ----------                                                             -----
/s/ Dani P. Bolognesi                                Chief Executive Officer
------------------------------------                 (principal executive officer), Chief Scientific Officer and Director
           Dani P. Bolognesi

/s/ Robert R. Bonczek                                Chief Financial Officer (principal financial
------------------------------------                 officer), General Counsel
            Robert R. Bonczek

/s/ Timothy J. Creech                                Director of Finance
------------------------------------                 (principal accounting officer)
         Timothy J. Creech

/s/ Jeffrey M. Lipton                                Chairman of the Board
------------------------------------
         Jeffrey M. Lipton

/s/ E. Gary Cook                                     Director
---------------------------
         E. Gary Cook, Ph.D.

/s/ J. Richard Crout                                 Director
------------------------------------
         J. Richard Crout, M.D.

/s/ Charles A. Sanders                               Director
------------------------------------
         Charles A. Sanders, M.D.


                                  Exhibit Index



         Number                Description

         5.1 Opinion of Loryn C. Nembirkow, Legal Counsel and Assistant Secretary of Trimeris, Inc..

         23.1                  Consent of Independent Public Accountants.

         23.2 Consent of Loryn C. Nembirkow, Legal Counsel and Assistant Secretary of Trimeris, Inc.. (included in Exhibit 5.1).

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement).